Exhibit 10.1 - Asset Purchase Agreement dated as of November 9, 2005 by and among Temporary Financial Services, Inc., Command Staffing, LLC, Harborview Software, Inc. and the Operations Entities (as defined therein).

                            ASSET PURCHASE AGREEMENT



                       TEMPORARY FINANCIAL SERVICES, INC.


                              COMMAND STAFFING, LLC


                            HARBORVIEW SOFTWARE, INC.


                                     and the


                               OPERATIONS ENTITIES





                          Dated as of November 9, 2005

                                TABLE OF CONTENTS


ARTICLE I ACQUISITION AND DISPOSITION OF ACQUIRED ASSETS......................4

   1.1      ACQUIRED ASSETS...................................................4
   1.2      RETAINED ASSETS...................................................6
   1.3      LIABILITIES.......................................................6
   1.4      CLOSING AND DELIVERY OF ACQUIRED ASSETS...........................6
   1.5      PURCHASE PRICE AND PAYMENT........................................7
   1.6      METHOD OF ACQUISITION.............................................8
   1.7      TAX FREE REORGANIZATION...........................................8
   1.8      MANAGEMENT OF TFS AFTER FIRST CLOSING.............................8

ARTICLE II REPRESENTATIONS AND WARRANTIES.....................................9

   2.1      REPRESENTATIONS AND WARRANTIES OF OF SELLING PARTIES..............9
   2.2      REPRESENTATIONS AND WARRANTIES OF TFS............................17

ARTICLE 3 COVENANTS OF COMPANY...............................................17

   3.1      CONDUCT OF BUSINESS..............................................17
   3.2      ACCESS TO PROPERTIES AND RECORDS.................................17
   3.3      BREACH OF REPRESENTATIONS AND WARRANTIES.........................17
   3.4      CONSENTS.........................................................17
   3.5      TAX RETURNS......................................................17
   3.6      EXCLUSIVITY; ACQUISITION PROPOSALS...............................17
   3.7      NOTICE OF EVENTS.................................................17
   3.8      BEST EFFORTS.....................................................17

ARTICLE 4 COVENANTS OF TFS...................................................17

   4.1      BREACH OF REPRESENTATIONS AND WARRANTIES.........................17
   4.2      DIVIDENDS, ISSUANCE OF OR CHANGES IN SECURITIES..................17
   4.3      GOVERNING DOCUMENTS..............................................17
   4.4      NO ACQUISITIONS..................................................17
   4.5      ACCESS TO PROPERTIES AND RECORDS.................................17
   4.6      CONSENTS.........................................................17
   4.7      NOTICE OF EVENTS.................................................17
   4.8      BEST EFFORTS.....................................................17

ARTICLE 5 AGREEMENTS OF COMPANY..............................................17

   5.1      LEGAL CONDITIONS.................................................17
   5.2      EXPENSES.........................................................17
   5.3      ADDITIONAL AGREEMENTS............................................17
   5.4      PUBLIC ANNOUNCEMENTS.............................................17

ARTICLE 6 CONDITIONS PRECEDENT...............................................17

   6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING...........17
   6.2      CONDITIONS OF OBLIGATIONS OF TFS.................................17
   6.3      CONDITIONS OF OBLIGATION OF COMPANY..............................17
   6.4      SPECIAL CONDITION OF OPERATIONS ENTITIES.........................17
   6.5      UNSATISFIED CONDITIONS...........................................17

ARTICLE 7 DELIVERIES AT CLOSINGS.............................................17

ARTICLE 8 INDEMNIFICATION....................................................17

   8.1      INDEMNIFICATION RELATING TO AGREEMENT............................17
   8.2      INDEMNIFICATION RELATING TO AGREEMENT............................17
   8.3      PROCEDURES.......................................................17

ARTICLE 9 MISCELLANEOUS......................................................17

   9.1      ENTIRE AGREEMENT.................................................17
   9.2      GOVERNING LAW....................................................17
   9.3      NOTICES..........................................................17
   9.4      SEVERABILITY.....................................................17
   9.5      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................17
   9.6      ASSIGNMENT.......................................................17
   9.7      COUNTERPARTS.....................................................17
   9.8      AMENDMENT........................................................17
   9.9      EXTENSION, WAIVER................................................17
   9.10     INTERPRETATION...................................................17
   9.11     ATTORNEYS' FEES..................................................17
   9.12     COSTS AND EXPENSES...............................................17
   9.13     REMEDIES.........................................................17
   9.14     CONSTRUCTION.....................................................17
   9.15     MATERIALITY......................................................17

SCHEDULES & EXHIBITS:

SCHEDULE 1 OPERATIONS ENTITIES..................................................

SCHEDULE 1.1(B) LEASE REAL PROPERTY.............................................

SCHEDULE 1.1(C) OWNED REAL PROPERTY.............................................

SCHEDULE 1.1(D) VEHICLES........................................................

SCHEDULE 1.1(F) ASSUMED CONTRACTS...............................................

SCHEDULE 1.1(K) LICENSES AND PERMITS............................................

SCHEDULE 1.2 SELLING PARTIES RETAINED ASSETS....................................

SCHEDULE 1.3 ASSUMED LIABILITIES................................................

SCHEDULE 1.5.1 COMMAND PURCHASE PRICE...........................................

SCHEDULE 1.5.2 OPERATIONS PURCHASE PRICE........................................

SCHEDULE 1.5.3(A) ALLOCATION OF THE COMMAND PURCHASE PRICE......................

SCHEDULE 1.5.3(B) ALLOCATION OF THE OPERATIONS PURCHASE PRICE...................

SCHEDULE 1.8 BOARD OF DIRECTORS AND OFFICERS TO BE ELECTED......................


EXHIBIT A  FORM OF BILL OF SALE.................................................

EXHIBIT B  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENTS.........................

EXHIBIT C  FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE...........................

EXHIBIT D  VOTING AGREEMENT.....................................................

EXHIBIT E  FORM OF JOINDER AGREEMENT............................................

EXHIBIT F  FORM OF NONCOMPETITION AGREEMENT.....................................

EXHIBIT G  FORM OF TFS CLOSING CERTIFICATE......................................

EXHIBIT H-1 FORM OF SELLING PARTIES CLOSING CERTIFICATES - CORP.................

EXHIBIT H-2  FORM OF SELLING PARTIES CLOSING CERTIFICATES - LLC.................

EXHIBIT I-1  FORM OF BOARD OF DIRECTORS RESOLUTIONS.............................

EXHIBIT I-2  FORM OF MANAGERS / MANAGING MEMBERS RESOLUTIONS....................

EXHIBIT J-1  FORM OF SHAREHOLDERS RESOLUTIONS...................................

EXHIBIT J-2  FORM OF MEMBERS RESOLUTIONS........................................

EXHIBIT K  NAME CHANGE DOCUMENTATION............................................

                            ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT, dated as of November 9, 2005 (this "Agreement"), by and among Temporary Financial Services, Inc., a Washington corporation ("TFS"), and Command Staffing, LLC a Nevada limited liability ("Command"), Harborview Software, Inc., a Nevada corporation ("Harborview") and all of the entities listed on Schedule 1 (which are collectively referred to as the "Operations Entities") (Command, Harborview, and the Operations Entities are sometimes collectively referred to herein as the "Selling Parties").

                                  INTRODUCTION

      A. Command is a franchising organization, offering franchises for staffing offices providing temporary workers to skilled, semi-skilled and unskilled manual jobs, as well as hospitality and certain office and clerical positions. Many of the Operations Entities are franchisees of Command.

      B. Harborview is the owner and licensor of the Labor Commander software system which provides front and back office support for staffing offices. Each of the Operations Entities is a licensor of Harborview software.

      C. The Operations Entities are the owners and operators of staffing offices doing business under one or more tradenames of Command. The location of the staffing offices which are included in this transaction for each of the Operations Entities is listed on Schedule 1.

      D. TFS desires to acquire certain assets of the Selling Parties and to assume certain contractual rights, obligations and liabilities of the Selling Parties on the terms and subject to the conditions set forth herein.

      E. Selling Parties desire to sell such assets to TFS, and to transfer such contractual rights, obligations and liabilities to TFS, on the terms and subject to the conditions set forth herein.

      F.  The  parties  desire  that  the   consummation  of  the   transactions
contemplated by this Agreement qualify as a tax free reorganization under Sections 351 and/or 368 of the Internal Revenue Code of 1986, as amended.

      INTENDING TO BE LEGALLY BOUND, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, TFS and the Selling Parties hereby agree as follows:

                                   ARTICLE 1.
                 ACQUISITION AND DISPOSITION OF ACQUIRED ASSETS

      1.1. Acquired Assets. Subject to the terms and conditions of this Agreement, at the respective Closings (as defined below), Selling Parties shall sell, convey, transfer, assign and deliver to TFS, and TFS shall purchase, acquire and accept from Selling Parties, all of the assets (the "Acquired Assets") owned by Selling Parties, other than Retained Assets (as defined below) including, without limitation, the following:

            (a) Equipment. All of the equipment, machinery, vehicles, furniture, fixtures, furnishings and leasehold improvements owned by Selling Parties and located at (or, in the case of mobile assets, those used primarily in connection with) the businesses of Selling Parties (the "Equipment");

            (b) Real Estate Leases/Leasehold Improvements. The real property leased by the Selling Parties and relating to the businesses of the Selling Parties ("Offices") listed on Schedule 1.1(b) to this Agreement (collectively, the "Leased Real Property") and Selling Parties' interest in all leasehold improvements located on such real property (collectively, the "Leasehold Improvements");

            (c) Real Estate Owned/Owned Improvements. The real property owned by the Selling Parties and relating to the Offices listed on Schedule 1.1(c) to this Agreement (collectively, the "Owned Real Property") and Selling Parties' interest in all owned improvements located on such real property (collectively, the "Owned Improvements");

            (d) Vehicles. Selling Parties' interest in all vehicles owned or leased by the Selling Parties and listed on Schedule 1.1(d) to this Agreement (collectively, the "Vehicles");

            (e) Inventories; Purchase Contracts. The inventories, goods, wares, raw materials, merchandise and supplies of Selling Parties at the Closings (as defined below) either on hand at any of the Offices or owned by Selling Parties and in transit to such Offices, and all orders or contracts for the purchase of inventories entered into by Selling Parties for the Selling Parties businesses in the ordinary course of business prior to the Closing;

            (f) Executory Contracts. Selling Parties' interests in all executory contracts or agreements (including the original executed agreements) and listed on Schedule 1.1(f) to this Agreement (collectively, the "Assumed Contracts");

            (g) Intangible Property Rights. All trade names, trademarks and service marks relating to Selling Parties;

            (h) Books and Records. All of Selling Parties' books, records and other documents and information relating to the Acquired Assets and the Selling Parties businesses, including, without limitation, all customer and supplier lists, sales literature, inventory records, purchase orders and invoices, sales orders and sales order log books, commission records, correspondence, product data, price lists, quotes and bids, catalogues and brochures of every kind and nature;

            (i) Telephone Listings. The Selling Parties' current telephone and fax listings and the right to use the telephone numbers currently being used at the Offices;

            (j) Internet Domain Names. All Internet domain names owned by Selling Parties, including www.commandonline.com;

            (k) Licenses and Permits. To the extent transferable, all licenses, permits, bonds, consents, approvals, authorizations, qualifications and similar permissions of governmental authorities (Federal, state and local) related to the Selling Parties businesses and listed on Schedule 1.1(k) (collectively, the "Licenses and Permits");

            (l) Prepaid Expenses and Deposits. All prepaid expenses (including those related to rent, maintenance, utilities and sign leases) and deposits required for the operation of the Selling Parties businesses or relating to the Acquired Assets;

            (m) Goodwill. Goodwill, all related tangibles and intangibles, which relate to the operation of the Selling Parties businesses and all rights to continue to use the Acquired Assets in the conduct of a going business;

            (n) Receivables. All accounts or notes receivable owing to Selling Parties at the Closing including, without limitation, all customer accounts receivable (collectively, the "Receivables");

            (o) Cash. Except as provided in Section 1.2, all cash and cash equivalents of Selling Parties at the Closing; and

            (p) Miscellaneous Assets. Any and all other assets, properties, rights or other interests of Selling Parties, tangible or intangible, used in connection with the Selling Parties businesses or the other Acquired Assets including, without limitation, all of Selling Parties' interest in any applicable covenants not to compete.

      1.2. Retained Assets. The Selling Parties and TFS expressly understand and agree that the assets and properties of Selling Parties set forth on Schedule
1.2 shall be "Retained Assets" and shall be excluded from the Acquired Assets hereunder.

      1.3.  Assumed  Liabilities.  TFS  shall  not  assume  or be deemed to have assumed, or to have any obligations with respect to, any liabilities or obligations of Selling Parties other than the contracts and liabilities specifically assumed pursuant to Section 1.3 and specified on Schedule 1.3 ("Assumed Liabilities"), whether such other liabilities and obligations arose or arise before or after, or mature before or after, the Closing. All obligations other than those listed on Schedule 1.3 shall remain solely the obligations of Selling Parties (the "Retained Liabilities").

      1.4. Closing and Delivery of Acquired Assets. The transaction shall close in two phases. The first phase closing (the "First Closing") shall include the Acquired Assets and Assumed Liabilities of Command and Harborview. The second phase closing (the "Second Closing") shall include the Acquired Assets and Assumed Liabilities of the Operations Entities. The First Closing and Second Closing are each referred to as a "Closing" or collectively as the "Closings." Each Closing and delivery of the Acquired Assets and Assumed Liabilities will take place as soon as practicable after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article VI that by their terms are to occur prior to the respective Closing, at the place to be designated by the parties, unless another date is agreed to by the parties hereto. Unless otherwise agreed between Command, Harborview and TFS, the consummation of the transactions contemplated for the First Closing shall occur at the offices of Command Staffing, LLC, located at 8687 Via de Ventura, Suite 101, Scottsdale, Arizona 85258 on November 9, 2005 at 2:00 p.m. The consummation of the transactions contemplated for the Second Closing shall occur at the offices of Command Center, Inc. on January 9, 2006, or as soon thereafter as may be reasonably accomplished as determined by TFS, in its reasonable discretion, but in no event later than March 1, 2006.

      1.5. Purchase Price and Payment. The purchase price (the "Purchase Price") for the Acquired Assets shall be paid by the issuance and delivery of shares of TFS common stock, $0.001 par value (the "Shares"). The Purchase Price for all of the Acquired Assets and Assumed Liabilities shall be paid in full by the issuance and delivery of a total of 19,897,933 Shares, allocated as set forth in this section.

            1.5.1. Command Purchase Price. At the First Closing, the consideration to be paid to Command and Harborview for the Acquired Assets of Command and Harborview shall be: (i) the issuance of 3,745,493 Shares to the members of Command in accordance with Schedule 1.5.1; (ii) the issuance of 2,809,120 Shares to the shareholders of Harborview in accordance with Schedule 1.5.1; (iii) the assumption by TFS of the Command and Harborview Assumed Liabilities; and (iv) the setting aside of 144,808 Shares to be issued as an incentive, as determined by the Board of Directors of TFS, in its sole and absolute discretion (collectively, the "Command Purchase Price").

            1.5.2. Operations Purchase Price. At the Second Closing, the consideration to be paid to the Operations Entities for the Acquired Assets of the Operations Entities shall be: (i) the issuance of 13,198,512 Shares to the members or shareholders of the Operations Entities, as the case may be, in accordance with Schedule 1.5.2; and (ii) the assumption by TFS of the Assumed Liabilities of the Operations Entities (collectively, the "Operations Purchase Price"). Notwithstanding anything to the contrary in this Agreement, the total Shares issued as part of the Operations Purchase Price shall be issued and delivered in sufficient numbers to qualify the transaction as a reorganization pursuant to Sections 351 and/or 368 of the Internal Revenue Code. In the event that only 54 or less Operations Entities consummate the Second Closing for any reason, TFS, in its reasonable discretion, may decrease the number of Shares in the Operations Purchase Price in an equitable manner among those Operations Entities selling by the number of Shares in the Operations Purchase Price that would have been payable to the Operations Entities not consummating the Second Closing.

            1.5.3. Allocation of the Purchase Price. The Command Purchase Price and the Operations Purchase Price (collectively, the "Purchase Price") shall be allocated in accordance with this Section 1.5.3. The Command Purchase Price shall be allocated to the Acquired Assets of Command and Harborview in accordance with Schedule 1.5.3A. The Operations Purchase Price shall be allocated to the Acquired Assets of the Operations Entities in accordance with
Schedule 1.5.3B. The Shares shall be issued directly to the shareholders or members of the Selling Parties, as the case may be. The Shares to be issued in payment of the Purchase Price shall all be "restricted securities" within the meaning set forth in Rule 144 of the Securities Act of 1933, as amended.

      1.6. Method of Acquisition.

            1.6.1. Conveyance of Acquired Assets. The sale, conveyance, transfer, assignment and delivery to TFS of the Acquired Assets, as herein provided, shall be effected by such bills of sale, endorsements, assignments and other instruments of transfer and conveyance as may be necessary to vest in TFS the right, title and interest of Selling Parties in and to the Acquired Assets, free and clear of all liens, claims, charges and encumbrances, except as otherwise provided in this Agreement. Such documents shall include, without limitation, a Bill of Sale, substantially in the form of Exhibit A attached hereto and any documents required by the U.S. Patent and Trademark Office or other government entities to reflect the transfer of registered trademarks. Selling Parties shall, at each Closing and at any time or from time to time after such Closing, upon request, perform or cause to be performed such acts and execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such documents, as may be reasonably required or requested to effectuate the sale, conveyance, transfer, assignment and delivery to TFS of any of the Acquired Assets.

            1.6.2. Assumption of Contracts. At each relevant Closing, TFS and each Selling Party shall execute an Assignment and Assumption Agreement ("Assignment and Assumption Agreement"), substantially in the form attached hereto as Exhibit B in order to effectuate the assumption by TFS of the Assumed Liabilities of each such Selling Party. At each relevant Closing, and only to the extent required under any real estate lease or by any landlord for a Selling Party, TFS, the Selling Party and the landlord shall execute an Assignment and Assumption of Lease, substantially in the form attached hereto as Exhibit C (or such other documents necessary to assign any such lease as required by TFS). At each Closing, or at any time or from time to time thereafter, upon request, the parties shall perform or cause to be performed such acts, and execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such other documents, as may be reasonably required or requested for the assumption by TFS of the Assumed Liabilities.

      1.7. Tax Free Reorganization. As to Selling Parties, along with their shareholders and members, the parties intend that the transactions contemplated in this Agreement shall qualify as a tax free reorganization pursuant to Sections 351 and/or 368 of the Internal Revenue Code. TFS shall execute and deliver all such documents and take all such other actions as in the opinion of legal counsel for any of the Selling Parties are necessary in order to preserve the character of the transaction as a tax free reorganization.

      1.8. Management of TFS After First Closing. Simultaneous with the First Closing, the members of the Board of Directors of TFS other than John Coghlan and Brad Herr shall resign. John Coghlan and Brad Herr shall immediately appoint Glenn Welstad and other individuals identified on Schedule 1.8 to fill those vacancies on the Board of Directors of TFS until the next annual Shareholders' Meeting that occurs after the Second Closing. Simultaneous with the First Closing, the executive officers of TFS shall resign and those persons identified on Schedule 1.8 as the new executive officers of TFS shall be appointed by the Board of Directors of TFS. By executing this Agreement individually for the limited purpose of agreeing to the terms and conditions of this Section 1.8, John Coghlan agrees to execute and deliver to the Selling Parties, at the First Closing, a Voting Agreement in the form attached hereto as Exhibit D (the "Voting Agreement").

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES

      2.1. Representations and Warranties of Selling Parties. Except as disclosed in the two separate Schedules of Exceptions delivered by Command and Harborview at the First Closing, and by each of the Operations Entities at the Second Closing and attached hereto (each, a "Schedule of Exceptions"), which refers specifically to the representations and warranties in this Agreement and which identifies by section number the section and subsection to which such disclosure relates, and whether or not the Schedule of Exceptions is referred to in a specific section or subsection, each of the Selling Parties represents and warrants, severally and not jointly, with respect to its individual entity and the business conducted by it, as follows:

            2.1.1. Organization, Standing and Power. Each of the Selling Parties is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its domicile, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition (as hereinafter defined) of such party. Selling Parties have no Subsidiaries (as hereinafter defined). As used in this Agreement, "Business Condition" with respect to any entity shall mean the business, financial condition, results of operations, assets or prospects (as defined below) (without giving effect to the consequences of the transactions contemplated by this Agreement) of such entity or entities taken as a whole. In this Agreement, a "Subsidiary" of any corporation or other entity means a corporation, partnership, limited liability company or other entity of which such corporation or entity directly or indirectly owns or controls voting securities or other interests which are sufficient to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity. As used in this Agreement, "prospects" shall mean events, conditions, facts or developments which are known to Selling Parties and which in the reasonable course of events are expected to have a material effect on future operations of the business as presently conducted by Selling Parties. Selling Parties have delivered to TFS complete and correct copies of the articles, certificates, bylaws, and/or other primary charter and organizational documents ("Charter Documents") of Selling Parties, in each case, as amended to the date hereof. The minute books and stock records of Selling Parties, complete and correct copies of which have been delivered to TFS, contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders of Selling Parties and their respective boards of directors or members, and all original issuances and subsequent transfers, repurchases, and cancellations of Selling Parties' capital stock and membership interests. The Schedule of Exceptions contains a complete and correct list of the officers, directors and members of Selling Parties.

            2.1.2. Capital Structure. The authorized capital stock or membership units of each of the Selling Parties (immediately prior to the Closing) having voting rights under applicable law, the Charter Documents or agreements with the Selling Parties and the owners of the capital stock and membership units are listed on Schedule 2.1.2.

            2.1.3. Authority. The execution, delivery, and performance of this Agreement by Selling Parties have been duly authorized by all necessary action of the respective boards of directors or members of Selling Parties and has received the favorable vote or consent of the requisite number of holders of Selling Parties shares or membership units entitled to vote thereon in accordance with Section 6.2, the Charter Documents and the laws of the state of their domicile. No other act or proceeding on the part of Selling Parties is necessary to approve this Agreement or the transactions contemplated hereby. Each of Selling Parties and has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding and enforceable obligation of each of the Selling Parties in accordance with its terms.

            2.1.4.  Compliance with Laws and Other Instruments.  Each of Selling
Parties holds, and at all times has held, all licenses, permits, and authorizations from all Governmental Entities, (as defined below) necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations, excepting, however, when such failure to hold would not have a material adverse effect on Selling Parties' Business Condition. There are no violations or claimed violations known by Selling Parties of any such license, permit, or authorization or any such statute, law, ordinance, rule or regulation. Neither the execution and delivery of this Agreement by Selling Parties nor the performance by Selling Parties of their obligations under this Agreement will, in any material respect, violate any provision of law or will conflict with, result in the material breach of any of the terms or conditions of, constitute a material breach of any of the terms or conditions of, constitute a material default under, permit any party to accelerate any right under, renegotiate, or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties, the Acquired Assets, or Selling Parties pursuant to, any of the Charter Documents or any agreement (including government contracts), indenture, mortgage, franchise, license, permit, lease or other instrument of any kind to which Selling Parties is a party or by which Selling Parties or any of their assets are bound or affected. No consent, approval, order or authorization of or registration, declaration or filing with or exemption (collectively "Consents") by any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity") is required by or with respect to Selling Parties in connection with the execution and delivery of this Agreement by Selling Parties or the consummation by Selling Parties of the transactions contemplated hereby, except for such Consents, which if not obtained or made would not have a material adverse effect on Selling Parties' Business Condition or the anticipated benefits of the transactions contemplated by this Agreement.

            2.1.5. Confidentiality Agreements. Selling Parties have obtained written agreements from all employees and third parties with whom Selling Parties have shared confidential proprietary information (i) of Selling Parties, or (ii) received from others which Selling Parties are obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. Selling Parties have delivered copies of such written agreements, as executed, to TFS.

            2.1.6. Financial Statements. Each of the Selling Parties shall deliver to TFS audited balance sheets and statements of income and cash flow for their most recently completed fiscal years and unaudited balance sheets and statements of income and cash flow as of September 30, 2005 (such balance sheets and statements of income and cash flow are collectively referred to as the "Selling Parties Financial Statements"). The Selling Parties Financial
Statements: (i) shall be in accordance with the books and records of Selling Parties; (ii) shall present fairly, in all material respects, the financial position of Selling Parties as of the date indicated and the results of their operations for each of the periods indicated; and (iii) shall be prepared in accordance with generally accepted accounting principles consistently applied except as described in the Schedule of Exceptions. There shall be no material off-balance sheet assets, liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for either in the Selling Parties Financial Statements or the Schedule of Exceptions. The liabilities of Selling Parties were incurred in the ordinary course of Selling Parties' business. The Selling Parties Financial Statements: (x) are the most recent regularly prepared balance sheets of the Selling Parties; and (y) have been prepared in accordance with the accounting principles normally used by the Selling Parties. The "Selling Parties Pro Forma Closing Balance Sheet" attached as Schedule 2.1.6 sets forth, based on reasonable assumptions relating to the operation of the business conducted by Selling Parties, the projected Selling Parties Pro Forma Closing Balance Sheet as of the estimated Closing. A "Selling Parties Final Closing Balance Sheet" will be prepared by TFS following Closing, and any updates or revisions of such statement will be prepared, on a basis consistent with the Selling Parties Financial Statements and Schedule 2.1.6.

            2.1.7. Taxes.

                  (a) Selling Parties have timely filed (or caused to be filed) all federal, state, local and foreign tax returns, reports and information statements required to be filed by them, which returns, reports and statements are true, correct and complete in all material respects, and paid all taxes required to be paid as shown on such returns, reports and statements. All taxes required to be paid in respect of the periods covered by such returns ("Return Periods") have either been paid or fully accrued on the books of Selling Parties. Selling Parties has fully accrued all unpaid taxes in respect of all periods (or the portion of any such periods) subsequent to the Return Periods. There is no material difference between the amounts of the book basis and the tax basis of any assets of Selling Parties that is not reflected in an appropriate accrual of deferred tax liability on the books of Selling Parties. No deficiencies or adjustments for any tax have been claimed, proposed or assessed, or to the knowledge of Selling Parties, threatened. The Schedule of Exceptions accurately sets forth the years for which Selling Parties' federal and state income tax returns, respectively, have been audited and any years which are the subject of a pending audit by the Internal Revenue Service and the applicable state agencies. Selling Parties are not subject to any pending or, to the knowledge of Selling Parties, threatened tax audit or examination and Selling Parties have not waived any statutes of limitation with respect to the assessment of any tax. For the purposes of this Agreement, the terms "tax" and "taxes" shall include all federal, state, local and foreign taxes, assessments, duties, tariffs, registration fees and other governmental charges including, without limitation, all income, franchise, property, production, sales, use, payroll, license, windfall profits, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties. Selling Parties have provided TFS true and correct copies of all tax returns, information, statements, reports, work papers and other tax data reasonably requested by TFS. No consent or agreement has been made under Section 341 of the Internal Revenue Code by or on behalf of Selling Parties or any predecessor thereof.

                  (b) There are no liens for taxes upon the Acquired Assets except for taxes that are not yet payable. Selling Parties have not entered into any agreements, waivers or other arrangements in respect of the statutes of limitations in respect of their respectable taxes or tax returns. Selling Parties has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and timely paid all such amounts withheld to the proper taxing authority.

            2.1.8. Absence of Certain Changes and Events. Since December 31, 2004, there has not been:

                  (a) Any transaction involving more than $50,000 entered into by Selling Parties other than in the ordinary course of business; any change (or any development or combination of developments of which Selling Parties have knowledge which is reasonably likely to result in such a change) in Selling Parties' Business Condition, other than changes in the ordinary course of business which in the aggregate have not been materially adverse to Selling Parties' Business Condition; or, without limiting the foregoing, any loss of or damage to any of the properties of Selling Parties due to fire or other casualty, or any other loss, whether or not insured, amounting to more than $50,000 in the aggregate;

                  (b) Any termination, modification or rescission of, or waiver by Selling Parties of rights under, any existing contract having or likely to have a material adverse effect on Selling Parties' Business Condition;

                  (c) Any mortgage, pledge, imposition of any security interest, claim, encumbrance or other restriction on any of the assets, tangible or intangible, of Selling Parties.

            2.1.9. Leases in Effect. All real property leases and subleases as to which Selling Parties are a party and any amendments or modifications thereof are listed on the Schedule of Exceptions (each a "Lease" and collectively, the "Leases") and are valid, in full force and effect and enforceable, and there are no existing defaults, and Selling Parties have not received or given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder.

            2.1.10. Personal Property.  Selling Parties have good and marketable title, free and clear of all title defects, security interests, pledges, options, claims, liens, encumbrances, and restrictions of any nature whatsoever (including, without limitation, leases, chattel mortgages, conditional sale contracts, purchase money security interests, collateral security arrangements and other title or interest-retaining agreements), to all inventory, receivables, furniture, machinery, equipment and other personal property, tangible or otherwise, reflected on the balance sheet included in the Selling Parties Financial Statements, or used in Selling Parties' business as of the date of such Selling Parties Financial Statements even if not reflected thereon, except for acquisitions and dispositions since December 31, 2004 in the ordinary course of business. All such Equipment and property is in good operating condition and repair, reasonable wear and tear excepted, is sufficient for the conduct of the Selling Parties' business as currently conducted and as proposed to be conducted up to the Closing and is available for immediate use in the business of the Selling Parties.

            2.1.11. Certain Transactions. None of Selling Parties' officers, directors or members has any interest in any property, real or personal, tangible or intangible, including inventions, copyrights, trademarks or trade names, used in or pertaining to the business of Selling Parties, or any supplier, distributor or customer of Selling Parties, except for the rights of a shareholder or member under the Charter Documents or under applicable state law, and except for rights under existing employee benefit plans.

            2.1.12. Litigation and Other Proceedings. None of the Selling Parties or any of their respective officers, directors or members is a party to any pending or, to the best knowledge of Selling Parties, threatened action, suit, labor dispute (including any union representation proceeding), proceeding, investigation or discrimination claim in or by any court or governmental board, commission, agency, department or officer, or any arbitrator, or, in the case of an individual, arising out of acts in his or her capacity as an officer, director or member of Selling Parties nor, to the best knowledge of Selling Parties, is there any basis for any such actions. Selling Parties are not subject to any order, writ, judgment, decree or injunction.

            2.1.13. No Defaults. Selling Parties are not, nor have Selling Parties received notice that they would be with the passage of time, in default or violation of any term, condition or provision of: (i) the Charter Documents of Selling Parties or any comparable governing instrument of Selling Parties;
(ii) any judgment, decree or order applicable to Selling Parties; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which Selling Parties is now a party or by which Selling Parties or any of their respective properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a material adverse effect on the Business Condition of Selling Parties.

            2.1.14. Major Contracts. Selling Parties are not parties to or subject to:

                  (a) Any union contract;

                  (b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like;

                  (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits;

                  (d) Any lease for real or personal property in which the amount of payments which Selling Parties are required to make on an annual basis exceeds $50,000;

                  (e) Any material agreement, license, franchise, permit, indenture or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the Closing, or the consummation of the transactions contemplated hereby or thereby;

                  (f) Any contract containing covenants purporting to limit Selling Parties' freedom to compete in any line of business in any geographic area, other than contracts with TFS; or

                  (g) Any material agreement not otherwise disclosed pursuant to this Section 2.1.14.

      Schedule 2.1.14 lists all contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments and other commitments of the Selling Parties that are material to the business or operations of the Selling Parties (collectively, the "Material Agreements"). The Material Agreements are valid and in full force and effect and the Selling Parties have not, nor, to the best knowledge of Selling Parties, has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof. All outstanding debt or obligations with respect to long-term liabilities of the Selling Parties, or current portion thereof, may be prepaid at any time and from time to time in whole or in part without premium or penalty.

            2.1.15. Banking and Insurance Facilities. Schedule 2.1.15 contains a complete and correct list of (i) all contracts of insurance or indemnity of Selling Parties in force at the date of this Agreement (including name of insurer or indemnitor, agent, annual premium, coverage, deductible amounts, and expiration date), and (ii) the names and locations of all banks in which Selling Parties have accounts or safe deposit boxes, the designation of each such account and safe deposit box, and the names of all persons authorized to draw on or have access to each such account and safe deposit box.

            2.1.16. Employment Agreements. Selling Parties do not have any written contracts of employment or other employment agreements with any of their employees that are not terminable at will by Selling Parties. Selling Parties are not a party to any pending, or to the knowledge of Selling Parties, threatened, labor dispute. Selling Parties have complied in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations and requirements relating to the employment of labor, including, but not limited to, the provisions thereof relating to wages, hours, collective bargaining, payment of Social Security, unemployment and withholding taxes, and ensuring equality of opportunity for employment and advancement of minorities and women. There are no material claims or investigations pending, or to the knowledge of Selling Parties, threatened to be brought, in any court or administrative agency by any former or current Selling Parties employees for compensation, pending severance benefits, vacation time, vacation pay or pension benefits, or any other claim pending from any current or former employee or any other person arising out of Selling Parties' status as employer, whether in the form of claims for employment discrimination, harassment, unfair labor practices, grievances, wrongful discharge or otherwise. There are no charges or other actions involving the Selling Parties pending before the National Labor Relations Board.

            2.1.17. Employee Benefit Plans. None of the Selling Parties have an Employee Pension Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

            2.1.18. Certain Agreements. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will: (i) result in any payment by Selling Parties (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Selling Parties under any plan, agreement or otherwise; (ii) materially increase any benefits otherwise payable under any plan or agreement; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

            2.1.19. Guarantees and Suretyships. Selling Parties have no powers of attorney outstanding (other than those issued in the ordinary course of business with respect to tax matters). Selling Parties have no obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization or other entity.

            2.1.20. Brokers and Finders. None of the Selling Parties have retained any broker, finder or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Selling Parties owe any fee or other amount to any broker, finder or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

            2.1.21. Certain Payments. None of the Selling Parties, and to the knowledge of Selling Parties, no shareholder or person or other entity acting on behalf of Selling Parties, has, directly or indirectly: (i) made an unreported political contribution; (ii) made or received any payment which was not legal to make or receive; (iii) engaged in any transaction or made or received any payment which was not properly recorded on the books of Selling Parties; (iv) created or used any "off-book" bank or cash account or "slush fund"; or (v) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

            2.1.22. Vendors and Customers. To the knowledge of the Selling Parties, none of the Selling Parties' vendors or customers accounting for more than 5% of the combined revenue of Selling Parties has terminated, or intends to reduce materially or terminate the amount of its business with or for the Selling Parties in the future. The Selling Parties have maintained their customer lists and related information on a confidential and proprietary basis and have not granted to any third party any right to use such customer lists for any purpose.

            2.1.23. Environmental Matters. To the knowledge of Selling Parties:

                  (a) There has not been a discharge or release on any real property owned or leased by Selling Parties (the "Real Property") of any Hazardous Material (as defined below) in violation of any federal, state or local statute, regulation, rule or order applicable to health, safety and the environment, including, without limitation, contamination of soil, groundwater or the environment, generation, handling, storage, transportation or disposal of Hazardous Materials or exposure to Hazardous Materials;

                  (b) No Hazardous Material has been used by Selling Parties in the operation of Selling Parties' business;

                  (c) Selling Parties have not received from any Governmental Entity or third party any request for information, notice of claim, demand letter or other notification, notice or information that Selling Parties are or may be potentially subject to or responsible for any investigation or clean-up or other remediation of Hazardous Material present on any Real Property;

                  (d) There have been no environmental investigations, studies, audits, tests, reviews or other analyses, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air, or presence of asbestos at any of the Real Property sites;

                  (e) There is no asbestos present in any Real Property presently owned or operated by Selling Parties, and no asbestos has been removed from any Real Property while such Real Property was owned or operated by Selling Parties; and

                  (f) There are no underground storage tanks on, in or under any of the Real Property and no underground storage tanks have been closed or removed from any Real Property which are or have been in the ownership of Selling Parties.

            For purposes of this Agreement, "Hazardous Material" means any substance (i) that is a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, rule or order, (ii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, or otherwise hazardous and is regulated by any Governmental Entity, (iii) the presence of which on any of the Real Property causes or threatens to cause a nuisance on any of the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any of the Real Property, or (iv) the presence of which on adjacent properties could constitute a trespass by Selling Parties or the then current owner(s) of any of the Real Property.

            2.1.24. Undisclosed Liabilities. The Selling Parties have no liabilities except for the liabilities reflected or reserved against in the Selling Parties Financial Statements and current liabilities incurred in the ordinary course of business.

            2.1.25. Title to Acquired Assets. Each of the Selling Parties owns good and marketable title to all of its respective Acquired Assets, free and clear of any claims, interests, conditions, liens, options, pledges, security interests, mortgages, rights of way, easements, encroachments, rights of first refusal and other encumbrances ("Encumbrances"). Command and Harborview each warrant to TFS that at the First Closing, all of each such party's Acquired Assets shall be free from all Encumbrances. Each of the Operations Entities warrants to TFS that at the First Closing and the Second Closing, all of the Acquired Assets of each of the Operations Entities shall be free from all Encumbrances.

            2.1.26. Accredited Investor Status; Access to Information. Each of Harborview and Command qualify as an "accredited investor" as that term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and shall complete and deliver to TFS all such documentation reasonably required by TFS in order to enable TFS to verify such party's status as an accredited investor under the Securities Act. Each of the Operations Entities will, at the time of the Second Closing, be an "accredited investor" or will provide such certification as required by TFS prior to the Second Closing as to each person's sophistication and ability to bear the risks of ownership of the Shares. At the time of each respective Closing, each of the Selling Parties acknowledges that it has been given access to full and complete information regarding TFS to its satisfaction for the purpose of obtaining information regarding TFS and has been given a reasonable opportunity to review such documents that it has requested and to ask questions of, and to receive answers from, representatives of TFS concerning the terms and conditions of the Shares and the transactions contemplated by this Agreement and to obtain any additional information concerning TFS' business.

            2.1.27. Disclosure. Neither the representations or warranties made by Selling Parties in this Agreement, nor the final Schedule of Exceptions or any other certificate executed and delivered by Selling Parties pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

            2.1.28. Reliance. The foregoing representations and warranties are made by Selling Parties with the knowledge and expectation that TFS is placing reliance thereon.

            2.1.29. Tax Free Transaction. Each Selling Party acknowledges and is fully aware that even though the parties are attempting to qualify all transactions contemplated by this Agreement as a tax free reorganization pursuant to Sections 351 and/or 368 of the Internal Revenue Code, where the Assumed Liabilities with respect to any particular Selling Party exceeds the tax basis in that Selling Party's assets at the time of Closing, that Selling Party may recognize a gain. Each Selling Party represents that it has consulted with a qualified attorney, tax advisor or accountant or has elected not to do so, and assumes the risk of all potential income tax risks associated with the transactions contemplated by this Agreement.

            2.1.30. Limited Joinder. The representations and warranties of each of the Selling Parties shall be deemed made by the persons, jointly and severally, and solely with respect to the representations and warranties made by such Selling Party next to such person's name, as identified on Schedule 2.2.1. Each of such persons shall execute a limited Joinder Agreement in the form attached hereto as Exhibit E at the time of the First Closing, with regard to Command and Harborview, and the Second Closing, with regard to the Operations Entities.

      2.2. Representations and Warranties of TFS. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement and which identifies by section number the section and subsection to which such disclosure relates and is delivered by TFS to Selling Parties on or prior to the First Closing and again on or prior to the Second Closing (the "TFS Disclosure Schedule"), and whether or not the TFS Disclosure Schedule is referred to in a specific section or subsection, TFS represents and warrants to Selling Parties as follows:

            2.2.1. Organization, Standing and Power. TFS is a corporation duly organized, validly existing under the laws of the State of Washington, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a material adverse effect on the Business Condition of TFS.

            2.2.2. Capital Structure. The authorized capital stock of TFS (immediately prior to Closing) having voting rights under applicable law, the Charter Documents or agreement with the Company will consist of (i) 100,000,000 Shares of Common Stock, $0.001 par value per share ("Common Shares"), of which 3,511,400 Shares are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares have been issued. All of the outstanding equity securities of TFS have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts, commitments or understandings related to the issuance, sale or transfer of any equity securities or other securities of TFS. All of the outstanding equity securities of TFS have been issued in compliance with the federal and state securities laws and are owned free and clear of all liens and encumbrances by the holders thereof.

            2.2.3. Authority. The execution, delivery, and performance of this Agreement by TFS have been duly authorized by all necessary corporate action of TFS. No other act or proceeding on the part of TFS is necessary to approve this Agreement or the transactions contemplated herein. TFS has duly and validly executed and delivered this Agreement, and this Agreement constitutes a valid, binding and enforceable obligation of TFS in accordance with its terms.

            2.2.4. Financial Statements. TFS shall deliver to Command, Harborview and the Operations Entities audited balance sheets and statements of income and cash flow for its most recently completed fiscal year and unaudited balance sheets and statements of income and cash flow as of September 30, 2005 (such balance sheets and statements of income and cash flow are collectively referred to as the "TFS Financial Statements"). The TFS Financial Statements:
(i) shall be in accordance with the books and records of TFS; (ii) shall present fairly, in all material respects, the financial position of TFS as of the date indicated and the results of its operations for each of the periods indicated; and (iii) shall be prepared in accordance with generally accepted accounting principles consistently applied. There shall be no material off-balance sheet assets, liabilities, claims or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due, that are not shown or provided for either in the TFS Financial Statements or the. The TFS Financial Statements: (x) are the most recent regularly prepared balance sheet of TFS and (y) have been prepared in accordance with the accounting principles normally used by TFS. The "TFS Pro Forma Closing Balance Sheet" attached as Schedule 2.2.4 sets forth, based on reasonable assumptions relating to the operation of the business conducted by TFS, the projected TFS Pro Forma Closing Balance Sheet as of the estimated Closing. A "TFS Final Closing Balance Sheet" will be prepared by TFS following Closing, and any updates or revisions of such statement will be prepared, on a basis consistent with the TFS Financial Statements and Schedule 2.2.4.

            2.2.5. Compliance with Laws and Other Instruments. Neither the execution and delivery of this Agreement by TFS nor the performance by TFS of its obligations under this Agreement will violate any provision of law or will conflict with, result in the breach of any of the terms and conditions of, constitute a default under, permit any party to accelerate any right under, renegotiate or terminate, require consent, approval, or waiver by any party under, or result in the creation of any lien, charge, or encumbrance upon any of the properties, assets, or shares of capital stock of TFS pursuant to any charter document of TFS or any agreement, indenture, mortgage, franchise, license, permit, lease, or other instrument of any kind to which TFS is a party or by which TFS or any of its assets are bound or affected. No Consent is required by or with respect to TFS in connection with the execution and delivery of this Agreement by TFS or the consummation by TFS of the transactions contemplated hereby or thereby, except for such consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on TFS' Business Condition.

            2.2.6. Brokers and Finders. TFS has not retained any broker, finder or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will TFS owe any fee or other amount to any broker, finder or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

            2.2.7. Undisclosed Liabilities. TFS has no liabilities except for the liabilities reflected or reserved against in the TFS Financial Statements and current liabilities incurred in the ordinary course of business.

            2.2.8. Litigation and Other Proceedings. Neither TFS nor its officers or directors is a party to any pending or, to the best knowledge of TFS and its officers and directors, threatened action, suit, labor dispute (including any union representation proceeding), proceeding, investigation or discrimination claim in or by any court or governmental board, commission, agency, department or officer, or any arbitrator, or, in the case of an individual, arising out of acts in his or her capacity as an officer or director of TFS nor, to the best knowledge of TFS and its officers and directors, is there any basis for any such actions. TFS is not subject to any order, writ, judgment, decree or injunction.

            2.2.9. Disclosure. Neither the representations or warranties made by TFS in this Agreement, nor the final TFS Disclosure Schedule or any other certificate executed and delivered by TFS pursuant to this Agreement, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

            2.2.10. Reliance. The foregoing representations and warranties are made by TFS with the knowledge and expectation that Selling Parties are placing reliance thereon.

                                   ARTICLE 3.
           COVENANTS OF COMMAND, HARBORVIEW AND THE OPERATING ENTITIES

      During the period from the date of this Agreement (except as otherwise indicated) and continuing until the Closing (or later where so indicated), each of Selling Parties, agree (except as expressly contemplated by this Agreement, as specifically permitted by the Schedule of Exceptions or otherwise permitted by TFS' prior written consent):

      3.1. Conduct of Business.

            3.1.1. Ordinary Course. Selling Parties shall carry on their business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact their respective present business organizations, keep available the services of their present officers, consultants, and employees and preserve their relationships with customers, suppliers, distributors and others having business dealings with them. Selling Parties shall promptly notify TFS of any event or occurrence or emergency which is not in the ordinary course of business of Selling Parties and which is material and adverse to Selling Parties' Business Condition. The foregoing notwithstanding, Selling Parties shall not, except as approved in writing by TFS:

                  (a) enter into any material commitment or transaction, including, but not limited to, any purchase of assets (other than raw materials, supplies or cash equivalents) for a purchase price in excess of $50,000 or a series of related transactions of more than $50,000 in the aggregate;

                  (b) grant any bonus, severance, or termination pay to any officer, director, independent contractor or employee of Selling Parties;

                  (c) enter into or amend any agreements pursuant to which any other party is granted support, service, marketing, publishing or distribution rights of any type or scope with respect to any hardware or software products of Selling Parties, other than in the ordinary course.

                  (d) enter into or terminate any contracts, arrangements, plans, agreements, leases, licenses, franchises, permits, indentures, authorizations, instruments or commitments, or amend or otherwise change the terms thereof other than in ordinary course;

                  (e) commence a lawsuit other than: (i) for the routine collection of bills, (ii) in such cases where Selling Parties in good faith determine that failure to commence suit would result in a material impairment of a valuable aspect of Selling Parties' businesses, provided Selling Parties consult with TFS prior to filing such suit; or (iii) for a breach of this Agreement;

                  (f) materially modify existing discounts or other terms and conditions with the Selling Parties' customers other than in the ordinary course; or

                  (g) except as otherwise contemplated herein, accelerate the vesting or otherwise modify any Selling Parties option, restricted stock or other outstanding rights or other securities.

            3.1.2. Governing Documents. Selling Parties shall not amend their Charter Documents.

            3.1.3. No Acquisitions. Selling Parties shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to make any such acquisition.

            3.1.4. No Dispositions. Selling Parties shall not sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of their assets or cancel, release, or assign any indebtedness or claim, except in the ordinary course of business consistent with prior practice.

            3.1.5. Indebtedness. Selling Parties shall not incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for receivables funding in the ordinary course.

            3.1.6. Compensation. Selling Parties shall not adopt or amend any plan or pay any pension or retirement allowance not required by any existing employment benefit plan. Selling Parties shall not enter into or modify any employment contracts, increase the salaries, wage rates or fringe benefits of its officers, directors or employees or pay bonuses or other remuneration except for current salaries and other remuneration for which Selling Parties are obligated pursuant to a written agreement a copy of which has been provided to TFS.

            3.1.7. Claims. Selling Parties shall not settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice.

      3.2. Access to Properties and Records. Throughout the period between the date of this Agreement and the relevant Closing, Selling Parties shall give TFS and its representatives full access, during reasonable business hours but in such a manner as not unduly to disrupt the business of Selling Parties, to their premises, properties, contracts, commitments, books, records and affairs, and shall provide TFS with such financial, technical and operating data and other information pertaining to their businesses as TFS may reasonably request. With Selling Parties' prior written consent, which shall not be unreasonably withheld, TFS shall be entitled to make appropriate inquiries of third parties in the course of its investigation.

      3.3. Breach of Representations and Warranties. Without the written approval of TFS, Selling Parties will not take any action that would cause or constitute a breach of any of the representations and warranties set forth in
Section 2.1 or that would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, Selling Parties will give detailed notice thereof to TFS and will use their best efforts to prevent or promptly remedy such breach or inaccuracy.

      3.4. Consents. Selling Parties will promptly apply for or otherwise seek, and use their best efforts to obtain, all consents and approvals, and make all filings required with respect to the consummation of the transactions contemplated by this Agreement.

      3.5. Tax Returns. Selling Parties shall promptly make available to TFS with copies of all tax returns, reports and information statements that have been filed or are filed prior to the Closing. All such returns shall be prepared consistent with past practice and shall be subject to the approval of TFS, which shall not be unreasonably withheld. Each of the Selling Parties shall (i) notify TFS promptly if it receives notice of any tax audit, the assessment of any tax, the assertion of any tax lien, or any request, notice or demand for taxes by any taxing authority, (ii) provide TFS a description of any such matter in reasonable detail (including a copy of any written materials received from the taxing authority), and (iii) take no action with respect to such matter without the consent of TFS. Neither Command, Harborview nor the Operations Entities shall (i) make or revoke any tax election which may affect the Selling Parties,
(ii) execute any waiver of restrictions on assessment of any tax, or (iii) enter into any agreement or settlement with respect to any tax without the approval of TFS, which shall not be unreasonably withheld.

      3.6. Exclusivity; Acquisition Proposals. None of the Selling Parties shall (and each shall use its best efforts to ensure that none of its officers, directors, agents, representatives or affiliates) take or cause or permit any person to take, directly or indirectly, any of the following actions with any party other than TFS and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of its business, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"); (ii) disclose, in connection with an Acquisition Transaction, any information not customarily disclosed to any person other than TFS or its representatives concerning Selling Parties' business or properties or afford to any person or entity other than TFS or its representatives access to its properties, books or records, except in the ordinary course of business and as required by law or pursuant to a request for information by a Governmental Entity; (iii) enter into or execute any agreement relating to an Acquisition Transaction; or (iv) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction. In the event that Selling Parties is contacted by any third party expressing an interest in discussing an Acquisition Transaction, Selling Parties will promptly notify TFS of such contact.

      3.7. Notice of Events. Throughout the period between the date of this Agreement and the Closing, Selling Parties shall promptly advise TFS of any and all material events and developments concerning their financial position, results of operations, assets, liabilities, or business or any of the items or matters concerning Selling Parties covered by the representations, warranties and covenants of Selling Parties contained in this Agreement.

      3.8. Best Efforts. Selling Parties will use their reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

      3.9. Operations Entities' Duty to Close. At the Second Closing, each of the Operations Entities shall deliver to TFS (i) written certificates providing that all representations and warranties set forth in Article II are true and correct as of the Second Closing, and (ii) a Schedule of Exceptions. Each of the Operations Entities agrees and acknowledges that at the Second Closing so long as it has affirmatively elected to proceed to close in accordance with Section 6.4, it is legally bound to consummate the transactions contemplated by this Agreement. In the event that TFS agrees to waive certain closing conditions or closing deliveries in order to effectuate the Second Closing with regard to any Operations Entity, such action will not be deemed to constitute a waiver on behalf of TFS of any and all potential claims, at law or in equity, that TFS may have against such Operations Entity.

                                   ARTICLE 4.
                                COVENANTS OF TFS

      During the period from the date of this Agreement and continuing until the Closing (or later where so indicated), TFS agrees (except as expressly contemplated by this Agreement or with Selling Parties' prior written consent) that it will take or cause the following actions to be taken:

      4.1. Breach of Representations and Warranties. TFS will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Section 2.2 or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, TFS will give detailed notice thereof to Selling Parties and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

      4.2. Dividends, Issuance of or Changes in Securities. TFS shall not: (i) declare or pay any dividends on or make other distributions to its shareholders (whether in cash, shares or property); (ii) issue, deliver, sell or authorize, propose or agree to, or commit to the issuance, delivery, or sale of any shares of its capital stock of any class, any voting debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating TFS to issue any such shares, TFS voting debt or other convertible securities; (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of TFS;
(iv) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock; or (v) propose any of the foregoing.

      4.3. Governing Documents. TFS shall not amend its Charter Documents, except as otherwise expressly provided in this Agreement.

      4.4. No Acquisitions. TFS shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to make any such acquisition.

      4.5. Access to Properties and Records. Throughout the period between the date of this Agreement and the Closing, TFS shall give Selling Parties and their representatives full access, during reasonable business hours but in such a manner as not unduly to disrupt the business of TFS, to its premises, properties, contracts, commitments, books, records, and affairs, and shall provide Selling Parties with such financial, technical and operating data and other information pertaining to its business as Selling Parties' may request. With TFS prior written consent, which shall not be unreasonably withheld, Selling Parties' shall be entitled to make appropriate inquiries of third parties in the course of its investigation.

      4.6. Consents. TFS will promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals, and make filings required with respect to the consummation of the transactions contemplated by this Agreement.

      4.7. Notice of Events. Throughout the period between the date of this Agreement and the Closing, TFS shall promptly advise Selling Parties of any and all material events and developments concerning its financial position, results of operations, assets, liabilities, or business or any of the items or matters concerning TFS covered by the representations, warranties and covenants of TFS contained in this Agreement.

      4.8. Best Efforts. TFS will use its reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

                                   ARTICLE 5.
          AGREEMENTS OF COMMAND, HARBORVIEW AND THE OPERATING ENTITIES

      In addition to the foregoing, TFS and Selling Parties each agree to take the following actions before or after the execution of this Agreement.

      5.1. Legal Conditions. Each of TFS and Selling Parties will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement. Each of TFS and Selling Parties will take all reasonable actions to obtain (and to cooperate with the other parties in obtaining) any consent required to be obtained or made by Selling Parties or TFS in connection with this Agreement, or the taking of any action contemplated thereby or by this Agreement.

      5.2. Expenses. Whether or not the transactions contemplated by the Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

      5.3. Additional Agreements. In case at any time after the Closing any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest TFS with full title to all properties, assets, rights, approvals, immunities and franchises of Selling Parties, the proper officers, directors and members of each entity which is a party to this Agreement shall take all such necessary action.

      5.4. Public Announcements. Neither TFS nor Selling Parties shall disseminate any press release or other announcement concerning this Agreement or the transactions contemplated herein to any third party (except to the directors, officers, members, shareholders and employees of the parties to this Agreement whose direct involvement is necessary for the consummation of the transactions contemplated under this Agreement, to the attorneys and accountants of the parties hereto, or except as TFS determines in good faith to be required by the federal securities laws after consultation with Selling Parties) without the prior written consent of each of the other parties hereto, which consent shall not be unreasonably withheld.

                                   ARTICLE 6.
                              CONDITIONS PRECEDENT

      6.1. Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the Closings shall be subject to the satisfaction prior to the First Closing of the following conditions:

            6.1.1. Governmental Approvals. All consents legally required for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, other than such consents, for which the failure to obtain would have no material adverse effect on the consummation of the transactions contemplated hereby or on the business condition of TFS or Selling Parties.

            6.1.2. No Restraints. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

      6.2. Conditions of Obligations of TFS. The obligations of TFS to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions prior to the First Closing unless waived by TFS:

            6.2.1. Due Diligence Review. TFS shall have completed its due diligence review of Command and Harborview with regard to the First Closing and of each of the Operations Entities with regard to the Second Closing, and TFS, in its sole and unrestricted discretion, shall be satisfied on the basis of such review that it should proceed with the transactions contemplated by the First Closing and the Second Closing, as the case may be. Such review shall have no effect whatsoever on the liability of Selling Parties to TFS under this Agreement or otherwise for breach of any representations, warranties or covenants of Selling Parties hereunder.

            6.2.2. Representations and Warranties of Selling Parties. The representations and warranties of Selling Parties set forth in this Agreement shall be true and correct in all material respects with respect to Command and Harborview, as of the First Closing, as though made on and as of the date of the First Closing, and with respect to the Operations Entities, as of the Second Closing, as though made on and as of the date of the Second Closing.

            6.2.3. Opinion of Counsel. TFS is in receipt of an opinion of TFS' legal counsel to the effect that the issuance of Shares as described in Section
1.5 may be completed pursuant to an available exemption from the registration requirements of the United States Securities Act of 1933, as amended, and the applicable regulations of the various states affected by this transaction.

            6.2.4. Performance of Obligations of Selling Parties. Selling Parties shall have performed in all material respects all agreements and covenants required to be performed by them under this Agreement prior to the First Closing.

            6.2.5.  Key Employees.  TFS is satisfied that employment  agreements
with  key  individuals   identified  by  TFS  have  been  or  will  be  executed
(collectively, the "Employment Agreements").

            6.2.6. Noncompetition Agreements. Each of the key individuals identified by TFS shall have executed a Noncompetition Agreement (collectively, the "Noncompetition Agreements"), substantially in the form attached as Exhibit F and not taken any action or expressed any intent to terminate or modify such agreements.

            6.2.7. Management Structure. TFS has agreed to the management structure by which TFS will operate following the First Closing.

            6.2.8. Reporting Obligations. TFS is satisfied that TFS will be able to meet its reporting requirements to the Securities and Exchange Commission after the First Closing in a timely manner and will be able to comply with other applicable rules and regulations of the Securities and Exchange Commission, including those set forth in the Sarbanes-Oxley Act and the revisions to Rule 8-K.

            6.2.9. Timing of Second Closing. TFS is satisfied that acquisitions of the Operations Entities in the Second Closing can be consummated in a reasonable fashion and time frame, taking into account applicable rules and regulations of the Securities and Exchange Commission and applicable tax regulations.

            6.2.10. Worker's Compensation Coverage. TFS is satisfied that workers compensation coverage will be available to TFS for the business of the Operations Entities following the Second Closing.

            6.2.11. Legal Action. There shall not be overtly threatened or pending any action, proceeding or other application before any court or Governmental Entity brought by any person or Governmental Entity: (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any damages caused by such transactions which, if successful, would have a material adverse effect on the viability of such transactions; or (ii) seeking to prohibit or impose any limitations on TFS' ownership or operation of all or any portion of Selling Parties' business or assets, or to compel TFS to dispose of or hold separate all or any portion of its or Selling Parties' business or assets as a result of the transactions contemplated by the Agreement which, if successful, would have a material adverse effect on TFS' ability to receive the anticipated benefits of the transactions contemplated by this Agreement and the employment of the individuals referenced in Section 6.2.5.

            6.2.12. Approvals. This Agreement shall have been properly approved by all of the governing bodies of Selling Parties.

            6.2.13.  Consents.  TFS shall have received duly executed  copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Schedule of Exceptions or reasonably deemed necessary by TFS' legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Selling Parties and for TFS to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to TFS, except for such thereof as TFS and Selling Parties shall have agreed in writing shall not be obtained.

            6.2.14. Assignments of Rights to Selling Parties Intellectual Property. Selling Parties shall have executed such assignments and other documentation as may be reasonably requested by TFS to effectively transfer or confirm the transfer of all right, title and interest to Selling Parties intellectual property to TFS.

            6.2.15. Closing Deliveries. The Selling Parties shall have delivered all closing deliveries contemplated in Section 7.1 on or prior to the First Closing and shall have delivered all closing deliveries contemplated in Section
7.2 on or prior to the Second Closing.

            6.2.16. No Casualty. There shall not have been any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the proprietary software, documentation or other Selling Parties Intellectual Property where there are no undamaged duplicate copies of such proprietary software, documentation or other Selling Parties Intellectual Property in the possession of Selling Parties. Selling Parties shall have delivered copies of their source code and other Selling Parties Intellectual Property as requested by TFS. There shall not have been any damage, destruction or loss, whether or not covered by insurance, of any other asset of the Selling Parties, the damage, destruction or loss of which shall have a material adverse affect on the business of the Selling Parties.

      6.3. Conditions of Obligation of Selling Parties. The respective obligations of Selling Parties to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions prior to the First Closing, unless waived by Command, Harborview or the Operations Entities, respectively, with regard to its obligations:

            6.3.1. Due Diligence Review. On or prior to the First Closing, Selling Parties shall have completed their due diligence review and Selling Parties, in their sole and unrestricted discretion, shall be satisfied on the basis of such review that they should proceed with the transactions contemplated hereby. Such review shall have no effect whatsoever on the liability of TFS to Selling Parties under this Agreement or otherwise for breach of any representations, warranties or covenants of TFS hereunder. 6.3.2. Representations and Warranties of TFS. The representations and warranties of TFS set forth in this Agreement shall be true and correct in all material respects as of the First Closing as though made on and as of the date of the First Closing and as of the Second Closing as though made on and as of the date of the Second Closing, and Selling Parties shall have received a certificate signed on behalf of TFS by an officer of TFS to such effect.

            6.3.3. Performance of Obligations of TFS. TFS shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the First Closing, and Selling Parties shall have received a certificate signed on behalf of TFS by an officer of TFS to such effect.

            6.3.4. Opinion of Counsel. Selling Parties shall have received an opinion of legal counsel satisfactory to the Selling Parties in form and substance acceptable to legal counsel of Command.

            6.3.5. Dividends, Issuance of or Changes in Securities. Command is satisfied that: (i) TFS has not declared or paid any dividends on or made other distributions to its shareholders; (ii) TFS has not issued, delivered, sold or authorized, or agreed to, or committed to the issuance, delivery, or sale of any shares of its capital stock of any class, any voting debt or any securities convertible into its capital stock, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating TFS to issue any such shares, TFS voting debt or other convertible securities; and (iii) that there are no more than 3,511,400 Shares outstanding.

            6.3.6.   Management   Structure.   TFS  shall  have   provided   all
documentation necessary to effectuate the restructuring of TFS' Board of Directors and officers as more fully set forth in Section 1.8.

            6.3.7. Name Change. Command is satisfied that all actions have been taken or will be taken to change the corporate name of TFS as provided in Exhibit K attached hereto.

            6.3.8. Increase in Size of TFS Board. Command is satisfied that all actions have been taken or will be taken to amend TFS' Bylaws to allow for a board of directors consisting of up to nine members.

            6.3.9. Tax Free Reorganization. Command is satisfied that the transaction contemplated by this Agreement will qualify as a tax free reorganization pursuant to Sections 351 and/or 368 of the Internal Revenue Code.

            6.3.10. Consents. Command shall have received duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Schedule of Exceptions or reasonably deemed necessary by Command's legal counsel to provide for TFS to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Command, except for such thereof as TFS and Command shall have agreed in writing shall not be obtained.

      6.4. Special Condition of Operations Entities. The parties acknowledge that TFS shall be obligated to deliver a disclosure document (the "Disclosure") with the Operations Entities in compliance with applicable requirements to qualify the issuance of the Shares as a transaction exempt from the registration provisions of the federal and state securities laws prior to the Operations Entities becoming legally bound to consummate and complete the transactions to acquire the Shares. As a special condition to the performance of the obligations of each of the Operations Entities, each of the Operations Entities shall not be required to effectuate the Second Closing and to consummate the transactions contemplated in this Agreement unless and until the Operations Entities have had ten days prior to the date of the Second Closing within which to review with their independent advisors and counsel the relative risks and merits of completing such transactions. In order to effectuate the transactions contemplated by this Agreement, each of the Operations Entities shall execute and deliver to TFS, prior to the Second Closing, all documentation reasonably related to the Disclosure in form and substance reasonably acceptable to TFS.

      6.5. Closing Deliveries. TFS shall have delivered all closing deliveries contemplated in Section 7.1 on or prior to the First Closing and shall have delivered all closing deliveries contemplated in Section 7.2 on or prior to the Second Closing.

      6.6. Unsatisfied Conditions. If any one or more of the foregoing conditions remains unsatisfied at the date of the First Closing, the party whose obligations are subject to fulfillment of the unsatisfied condition may elect not to close this transaction. The election not to close shall be evidenced by written notice to the other party.

                                   ARTICLE 7.
                             DELIVERIES AT CLOSINGS

      7.1. Deliveries at the First Closing. At or prior to the First Closing, the parties shall make the following deliveries:

            7.1.1. Deliveries of TFS. TFS shall deliver the following to the Selling Parties:

            (i)   a fully executed signature page to this Agreement;

            (ii)  the Command Purchase Price;

            (iii) the TFS Disclosure Schedule;

            (iv) a Voting Agreement executed by John R. Coghlan, in the form of Exhibit D attached hereto;

            (v) written resignations of Michael Kirk, C. Eugene Olsen and all other members of the Board of Directors of TFS (except for John Coghlan and Brad Herr) from the Board of Directors of TFS;

            (vi) written resignations of John Coghlan, Brad Herr and all other officers of TFS from their positions as officers of TFS;

            (vii) the TFS Closing  Certificate,  in the form attached  hereto as
                  Exhibit G;

            (viii) a fully executed Assignment and Assumption Agreement relating to Command's Assumed Liabilities, in the form of Exhibit B attached hereto;

            (ix) a fully executed Assignment and Assumption Agreement relating to Harborview's Assumed Liabilities, in the form of Exhibit B attached hereto;

            (x) a fully executed Assignment and Assumption of Lease relating to Command's real estate lease, if necessary, in the form of Exhibit C attached hereto;

            (xi) documentation providing that actions have been taken or will be taken to change the corporate name of TFS, in the form of Exhibit K attached hereto;

            (xii) documentation  providing  that actions have been taken or will be taken to increase the potential size of TFS' board of directors to nine;

            (xiii) Noncompetition  Agreements  executed  by  TFS,  in  the  form attached of Exhibit F attached hereto;

            (xiv) Employment Agreements executed by TFS;

            (xv)  an opinion of counsel, as contemplated in Section 6.3.4; and

            (xvi) duly executed copies of all third-party  consents,  approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the TFS Disclosure Schedule.

            7.1.2. Deliveries of Selling Parties. Each of the Selling Parties shall deliver the following to TFS (unless otherwise indicated below):

            (i)   fully executed signature pages to this Agreement;

            (ii) the Command Schedule of Exceptions; (iii) the Harborview Schedule of Exceptions;

            (iv) a Bill of Sale executed by Command relating to Command's Acquired Assets, in the form of Exhibit A attached hereto;

            (v)   an  Bill  of  Sale   executed   by   Harborview   relating  to
                  Harborview's Acquired Assets, in the form of Exhibit A attached hereto;

            (vi) an Assignment and Assumption Agreement executed by Command relating to Command's Assumed Liabilities, in the form of Exhibit B attached hereto;

            (vii) an Assignment and Assumption  Agreement executed by Harborview relating to Harborview's Assumed Liabilities, in the form of Exhibit B attached hereto;

            (viii) an Assignment  and  Assumption  of Lease  executed by Command relating to Command's real estate lease, if necessary, in the form of Exhibit C attached hereto;

            (ix) Noncompetition Agreements executed by the parties thereto, in the form attached of Exhibit F attached hereto;

            (x)   Employment Agreements executed by the parties thereto;

            (xi) Closing Certificates executed by Command and Harborview, in the form attached hereto as Exhibit H;

            (xii) duly adopted resolutions of the Board of Directors or Managers
                  / Managing Members of each Operations Entity, substantially in the form attached hereto as Exhibit I-1 or I-2;

            (xiii) duly  adopted  resolutions  of  the  Board  of  Directors  or
                  Managers  /  Managing  Members  of  each  Operations   Entity,
                  substantially in the form of Exhibit I-1 or I-2 attached hereto;

            (xiv) duly adopted  resolutions  of the  Shareholders  or Members of each Operations Entity, substantially in the form of Exhibit J-1 or J-2 attached hereto; and

            (xv) duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Schedule of Exceptions relating to Harborview and Command.

      7.2. Deliveries at the Second Closing. At or prior to the Second Closing, the parties shall make the following deliveries:

            7.2.1. Deliveries of TFS. TFS shall deliver the following to the Selling Parties:

            (i)   the Operations Purchase Price;

            (ii)  an updated TFS Disclosure Schedule;

            (iii) fully executed  Assignment and Assumption  Agreements relating to the Assumed Liabilities of each Operations Entity, in the form of Exhibit B attached hereto;

            (iv) a fully executed Assignment and Assumption of Lease relating to the real estate leases of each Operations Entity, if necessary, in the form of Exhibit C attached hereto;

            (v) an updated TFS Closing Certificate, in the form attached hereto as Exhibit G;

            (vi)  the Disclosure; and

            (vii) duly executed copies of all third-party  consents,  approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the TFS Disclosure Schedule.

            7.2.2. Deliveries of Selling Parties. Each of the Operations Entities shall deliver the following to TFS (unless otherwise indicated below):

            (i)   a Schedule of Exceptions;

            (ii) a fully executed Bill of Sale relating to the Acquired Assets of each Operations Entity, in the form of Exhibit A attached hereto;

            (iii) a fully executed Assignment and Assumption  Agreement relating the Assumed Liabilities of each Operations Entity, in the form of Exhibit B attached hereto

            (iv) a fully executed Assignment and Assumption of Lease relating to the real estate leases of each Operations Entity, if necessary, in the form of Exhibit C attached hereto;

            (v) Employment Agreements executed by the parties thereto, if necessary;

            (vi) fully executed documentation relating to the Disclosure; (vii) an opinion of counsel in form and substance reasonably acceptable to TFS;

            (viii) a fully executed Joinder Agreement by Command, Harborview and the persons identified on Schedule 2.2.11, in the form attached hereto as Exhibit E;

            (ix) fully executed Closing Certificate of each Operations Entity, substantially in the form of Exhibit H-1 or H-2 attached hereto; and

            (x) duly executed copies of all third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or the Schedule of Exceptions relating to each Operations Entity.

                                   ARTICLE 8.
                                 INDEMNIFICATION

      8.1. Indemnification By Command, Harborview, and the Operations Entities. Each of the Selling Parties agree severally and not jointly, to defend, indemnify, and hold TFS harmless from and against, and to reimburse TFS with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses (including attorneys' fees) ("Indemnifiable Amounts") of every nature whatsoever incurred by TFS by reason of or arising out of or in connection with (i) any breach, or any claim that, if true, would constitute a breach by Command, Harborview or the Operations Entities of any representation or warranty of Command, Harborview or the Operations Entities contained in this Agreement or in any certificate or other document delivered to TFS, but only for a period of one year after such representation and warranty was made (at which time this subsection (i) will be deemed lapsed), (ii) the failure, partial or total, of Command, Harborview or the Operations Entities to perform any agreement or covenant required by this Agreement to be performed by it or them, (iii) any undisclosed federal or state tax liability, or asserted liability of Command, Harborview or the Operations Entities, but excluding federal or state tax liabilities related to taxable periods after the Closing Date, and (iv) undisclosed liabilities or obligations of Command, Harborview or the Operations Entities in existence as of the First Closing or arising from or related to events occurring prior to the First Closing, that are not assumed by TFS.

      8.2. Indemnification By TFS. TFS agrees to defend, indemnify, and hold Selling Parties harmless from and against, and to reimburse Selling Parties with respect to, any Indemnifiable Amounts of every nature whatsoever incurred by Command, Harborview or the Operations Entities by reason of or arising out of or in connection with (i) any breach, or any claim that, if true, would constitute a breach by TFS of any representation or warranty of TFS contained in this Agreement or in any certificate or other document delivered to Command, Harborview or the Operations Entities, but only for a period of one year after such representation and warranty was made (at which time this subsection (i) will be deemed lapsed), (ii) the failure, partial or total, of TFS to perform any agreement or covenant required by this Agreement to be performed by it and
(iii) any of the Assumed Liabilities.

      8.3. Procedures. TFS and each Selling Party agree that, upon receipt by either party of a third-party claim in respect of which indemnity may be sought under this Article VIII, said party (the "Claimant") shall give written notice within 15 days of such claim (the "Notice of Claim") to the party from whom indemnification may be sought hereunder (the "Indemnitor"). No indemnification under this Article VIII shall be available to any party who fails to give the required Notice of Claim within 15 days if the party to whom such notice should have been given was unaware of the claim and was prejudiced by the failure to receive the Notice of Claim in a timely manner. The Indemnitor shall be entitled at its own expense to participate in the defense of any claim or action against the Claimant. The Indemnitor shall have the right to assume the entire defense of such claim provided that (a) Indemnitor gives written notice of its desire to defend such claim (the "Notice of Defense") to the Claimant within 15 days after Indemnitor's receipt of the Notice of Claim; (b) Indemnitor's defense of such claim shall be without cost of Claimant or prejudice to Claimant's rights under this Article VIII; (c) counsel chosen by Indemnitor to defend such claim shall be reasonably acceptable to Claimant; (d) the Indemnitor shall bear all costs and expenses in connection with the defense of such claim; (e) Claimant shall have the right, at Claimant's expense, to have Claimant's counsel participate in the defense of such claim; and (f) Claimant shall have the right to receive periodic reports from Indemnitor and Indemnitor's counsel with respect to the status and details of the defense of such claim and shall have the right to make direct inquiries to Indemnitor's counsel in this regard. Solely for the purpose of subparagraph (f) above, Indemnitor shall waive its attorney-client privilege.

                                   ARTICLE 9.
                                  MISCELLANEOUS

      9.1. Entire Agreement. This Agreement, including the exhibits and schedules delivered pursuant to this Agreement, contain all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting that subject matter, including, but not limited to, the Letter of Intent, dated October 6, 2005, by and between Command and TFS.

      9.2. Governing Law. All aspects of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington as applied to agreements entered into and entirely to be performed within that State. Selling Parties and TFS consent to exclusive jurisdiction and venue in the state and federal courts in Spokane County, Washington.

      9.3. Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand; (ii) upon the third day after such notice is
(a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier; or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

If to TFS:                                 If to Command and Harborview:
---------                                  ----------------------------

Technical Financial Services, Inc.         Command Staffing, LLC
200 North Mullan Road, Suite 213           8687 Via de Ventura, Suite 101
Spokane, Washington  99206                 Scottsdale, Arizona 85258
Attention: John R. Coghlan or Brad E. Herr Attention: Glenn Welstad or Ron Junck
Telephone No.: (509) 340-0273              Telephone No.: (480) 609-1250
Facsimile No.: (509) 340-0277              Facsimile No.: (480) 609-1350

With a copy to:                            With a copy to:

Workland & Witherspoon, PLLC               Rogers & Theobald
Washington Mutual Financial Center         2425 East Camelback Road, Suite 850
601 West Main Avenue, Suite 714            Phoenix, Arizona  85016
Spokane, Washington 99201-0677             Attention:  Michael D. Hool, Esq.
Attention:  Gregory B. Lipsker, Esq.       Telephone No.:  (602) 852-5560
Telephone No.: (509) 455-9077              Facsimile No.:  (602) 852-5570
Facsimile No.: (509) 624-6441

If to the Operations Entities:

To the address set forth under the signature of each Operations Entity on the signature page to this Agreement.

      Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 9.3.

      9.4. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

      9.5. Survival of Representations and Warranties. All representations and warranties contained in this Agreement, including the exhibits and schedules delivered pursuant to this Agreement, shall survive for a period of one year following the First Closing or Second Closing, whenever such representations and warranties were made.

      9.6. Assignment. No party to this Agreement may assign, by operation of law or otherwise, all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which consent may be withheld in the absolute discretion of any of the parties asked to grant such consent. Any attempted assignment in violation of this Section 9.6 shall be voidable.

      9.7. Counterparts. This Agreement may be executed by facsimile and in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a signature page in the form annexed to this Agreement by any party hereto which shall have been furnished the final form of this Agreement shall constitute the execution and delivery of this Agreement by such party.

      9.8. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      9.9. Extension, Waiver. At any time prior to the Closing, any parties hereto may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other party hereto;
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      9.10. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes," and "including" when used herein and therein shall be deemed in each case to be followed by the words "without limitation." The table of contents, index to defined terms, and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.11. Attorneys' Fees. Should any proceeding or litigation be commenced between the parties hereto arising out of or relating to the terms of this Agreement, or the rights and duties of the parties hereto, the prevailing party in such proceeding or litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for the prevailing party's attorneys' fees.

      9.12. Costs and Expenses. Each party hereto shall bear its own costs, including counsel fees and accounting fees, incurred in connection with the negotiation and preparation for the Closing under this Agreement and all matters incident thereto.

      9.13. Remedies. In the event of a breach of this Agreement or any term hereof by any party, the other parties shall have all rights and remedies available at law, in equity or under the terms of this Agreement, including, without limitation, the right to seek injunctive relief and specific performance of any party's obligations hereunder. All rights and remedies of any party hereto shall be cumulative and the exercise of any right or remedy by any party shall not be deemed a waiver, relinquishment or abandonment of any other right or remedy, and shall not affect or limit in any way the future assertion of the same, or any other right or remedy, except to the extent otherwise expressly provided in this Agreement.

      9.14. Construction. This Agreement is intended to express the mutual intent of the parties hereto, and irrespective of the identity of the party or counsel who prepared this document, no rule of strict construction shall be applied against any party. All words used herein shall refer to the appropriate number or gender, regardless of the number or gender stated.

      9.15. Materiality. Subject to the terms and conditions of Section 9.5, all covenants, agreements, representations and warranties made herein shall be deemed to be material and to have been relied on by the parties in entering into this Agreement and shall survive the execution and delivery of this Agreement.

                    [Remainder of Page Intentionally Omitted]

                    SIGNATURE PAGE - ASSET PURCHASE AGREEMENT

      IN WITNESS WHEREOF, TFS and Selling Parties have each executed this Agreement as of the date first written above.

TEMPORARY FINANCIAL SERVICES,                  COMMAND STAFFING, LLC, a Nevada
INC., a Washington corporation                 limited liability company

By: /s/ Brad Herr                              By:  /s/ Glenn Welstad
Name: Brad Herr                                Name:  Glenn Welstad
Title:  Secretary                              Title: Member

                                               By: /s/ Myron Thompson
HARBORVIEW SOFTWARE, INC.,                     Name:  Myron Thomson
A Nevada corporation                           Title:  Member

By: /s/ Glenn Welstad                          By: /s/Dwight Enget
Name: Glenn Welstad                            Name: Dwight Enget
Title:  President                              Title:  Member

                                               By: /s/Thomas Gilbert
Solely with respect to Section 1.8 of this     Name:  Thomas Gilbert
Agreement:                                     Title: Member

/s/ John R. Coghlan                            By: /s/ John Coghlan
JOHN R. COGHLAN, an individual                 Name:  John Coghlan
                                               Title:  Member

                                               By: /s/ Jerry Smith
                                               Name:  Jerry Smith
                                               Title:  Member

                                               By: /s/ Ron Junck
                                               Name:  Ron Junck
                                               Title:  Member

                                               By: Kevin Semerad
                                               Name:  Kevin Semerad
                                               Title:  Member